UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 19, 2011 (October 18, 2011)

COMMONWEALTH REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-9317	04-6558834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-332-3990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, SOME OF WHICH ARE BEYOND OUR CONTROL.  FOR EXAMPLE:

•                  THIS CURRENT REPORT ON FORM 8-K DISCUSSES POSSIBLE FUTURE BORROWINGS UNDER OUR AMENDED CREDIT FACILITY.  CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND MEETING OTHER CUSTOMARY CONDITIONS.

•                  THIS CURRENT REPORT ON FORM 8-K DISCUSSES THE INTEREST TO BE PAID ON DRAWINGS UNDER OUR AMENDED CREDIT FACILITY.  HOWEVER, ACTUAL ANNUAL COSTS UNDER OUR CREDIT FACILITY WILL BE HIGHER THAN LIBOR PLUS A PREMIUM ON DRAWINGS BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH OUR CREDIT FACILITY.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 1.01. Entry into a Material Definitive Agreement.

On October 18, 2011, CommonWealth REIT, or we or us, amended our $750 million revolving credit facility, or our credit facility, with Wells Fargo Bank, National Association, Bank of America, N.A. and a syndicate of other lenders.

As a result of this amendment, the stated maturity date of our credit facility was extended from August 8, 2013 to October 19, 2015.  We continue to have an option, subject to the payment of an extension fee and meeting certain other conditions, to further extend the stated maturity date by one year.

In addition, the interest rate on drawings under our credit facility was reduced from LIBOR plus a margin of 2.00% to LIBOR plus a margin of 1.25%.  The margin continues to be subject to adjustment based on changes to our senior unsecured debt ratings.  Certain other provisions were also modified, including a reduction of the facility fee and certain other fees.

Borrowings under our credit facility are unsecured, and are guaranteed by most of our subsidiaries.  Funds available under our credit facility may be drawn, repaid and redrawn until maturity and there are no scheduled principal payments prior to maturity.  Our credit facility provides for acceleration of payment of all amounts payable upon the occurrence and continuation of certain events of default, including change of control.  The proceeds of our credit facility are available for general business purposes, including acquisitions.  Our credit facility contains a number of covenants which restrict our ability to incur debts in excess of calculated amounts, restrict our ability to make distributions under certain circumstances and generally require us to maintain certain financial ratios.

The foregoing description of our credit facility, as amended, is not complete and is subject to and qualified in its entirety by reference to our credit facility, a copy of which is attached as Exhibit 10.1 to our Current Report on Form 8-K dated August 9, 2010, to the first amendment to our credit facility, a copy of which is attached as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, and to the second amendment to our credit facility, a copy of which is attached hereto as Exhibit 10.1, each of which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of our credit facility, as amended, under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

10.1                           Second Amendment to Credit Agreement, dated as of October 18, 2011, by and among CommonWealth REIT, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and the other parties thereto.  (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH REIT

	By:	/s/ John C. Popeo
	Name:	John C. Popeo
	Title:	Treasurer and Chief Financial Officer

Dated: October 19, 2011